Exhibit 13.2
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
      I, Mark Williamson, the Chief Financial Officer of International Power plc, certify that to the best of my knowledge (i) the Form 20-F fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of International Power plc.

/s/ Mark Williamson

Mark Williamson
Chief Financial Officer
Date: 30 June 2006